Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Website Pros, Inc. 2005 Equity Incentive Plan, Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan, Website Pros, Inc. 2005 Employee Stock Purchase Plan, Interland-Georgia 1999 Stock Plan, the Interland 1995 Stock Option Plan, the Interland 2001 Equity Incentive Plan, the Interland 2002 Equity Incentive Plan, the Interland 2005 Equity Incentive Plan, and the Web.com 2006 Equity Incentive Plan, of our  reports dated March 7, 2007, with respect to the consolidated financial statements of Website Pros, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, Website Pros, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Website Pros, Inc. filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Jacksonville, FL
January 23, 2008